玉山銀行

授信條件通知暨確認書

E.SUN Bank

Notification and Confirmation of Credit Conditions

通知序號：C226200157604

Serial Number of Notification: C226200157604

一、本行就 貴公司授信往來之申請，經核定如下：

1. In respect of your loan application, we have agreed the following:

一般額度授信項目及條件：

Terms and Conditions of General Facilities:

編號 No.	授信項目 Types of Facilities	額度 Credit Amount	額度使用期間/首次動用期限/利費率/償還方式 Validity Period, First Drawdown Date, Interest Rate and Repayment
1.	中期放款 Medium-term Credit Loan 動用方式：分批動用 Drawdown Method: Batch 動用期間：5 年 Drawdown Tenor: 5 Years	新台幣 68,000 萬元整 680 Million New Taiwan Dollars Only	額度使用期間：自 2022 / 04 / 28~2023 / 04 / 28 止 Validity Period: From 2022 / 04 / 28 to 2023 / 04 / 28 首次動用期限：至 2023 / 04 / 28 止 First Drawdown Date: Before 2023 / 04 / 28 利費率：自借款日起，按郵匯局二年期定儲金機動利率 1.22%，加碼年息 0.45%，即以 1.67%浮動計息，惟動用申請書另有約定時，依動用申請書所載利率計息。 Interest Rate: Applying the annual rate (which stands at 1.67% now) of 0.45% as a premium on Postal Remittance and Savings Bank's floating interest rate on two-year postal time deposits of 1.22%. Where discrepancy arises between this Notification and Confirmation of Credit Conditions and Drawdown Application, the Drawdown Application shall govern. 償還方式：按月繳息，本金按月平均攤還。還本寬限期：1 年。 Repayment: Interest shall be paid on a monthly basis on the last day of each interest period. The principal is amortized evenly on a monthly basis with a 1-year grace period.

2.	進口 O/A 融資 Import O/A Financing 動用方式：循環動用 Drawdown Method: Revolving 動用期間：120 天 Drawdown Tenor: 120 Days	美金 3,000 萬元整 30 Million United States Dollars Only	額度使用期間：自 2022 / 04 / 28~2023 / 04 / 28 止 Validity Period: From 2022 / 04 / 28 to 2023 / 04 / 28 首次動用期限：至 2023 / 04 / 28 止 First Drawdown Date: Before 2023 / 04 / 28 利費率：利率依其他條件所示。 Interest Rate: Indicated in Other Conditions below. 償還方式：按月繳息，本金屆期清償。 Repayment: Interest shall be paid on a monthly basis. The principal shall be repaid at maturity.

連帶保證人：Joint Guarantors:

授信項目編號 Facility No.	連帶保證人 Joint Guarantors
1.	N/A
2.	N/A

其他條件：
Other Conditions:

(一) 目前貴公司對本行之往來授信總額度共計：(幣別) 新台幣壹拾捌億元整及美金參仟萬元整 (含各單項授信額度及綜合額度，惟不包含聯貸額度)。

1. The overall credit limit of the Borrower dealing with the Bank is ONE THOUSAND AND EIGHT HUNDRED MILLION NEW TAIWAN DOLLARS ONLY and THIRTY MILLION UNITED STATES DOLLARS ONLY (The general credit facilities and comprehensive credit facilities are included, and syndicated facilities are excluded).

(二) 中期放款

2. Medium-term Credit Loan facility

(1)與另案中期放款新台幣 16 億元動用餘額合計不逾新台幣 18 億元。

The total outstanding balance of this facility and the previous Medium-term Credit Loan facility of NT$1.6 billion shall not exceed NT$1.8 billion.

(2)自取得「根留台灣企業加速投資專案貸款」額度編號當日起，利率得改依郵政儲金 2 年期定期儲金機動利率(目前 1.22%)加碼年息 0.15%，即以 1.37%浮動計息，第 4 年起恢復原利率計息。

Starting from the date of obtaining the facilities number of "Action Plan for Accelerated Investment by Domestic Corporations", the preferential interest rate of Postal Remittance and Savings Bank's floating interest rate on two-year postal time deposits (which stands at 1.22 % now) plus 0.15% per annum, as 1.37% per annum, shall be applied. The applied interest rate will be restored to the original interest rate after the preferential interest rate has been applied for three years.

(3)動用時徵提 Invoice List，憑 Invoice List 金額 80%內貸放。得匯往同戶名，並需於三個營業日內提供匯往供應商之水單，若未提供水單，現欠 5 日內收回。

Invoice Lists are required for the drawdown. Each drawdown amount shall not exceed 80% of the amount of the Invoice List. Remittance can be made to the accounts in the same name in other banks, and the outward remittance certificate to the suppliers must be provided within three business days. If the outward remittance certificate is not provided, Borrower must repay the outstanding indebtedness within 5 days.

(4)自 2023 年起，於每年 10/31 號前需檢視借戶 ISO 認證，2023 年應取得 ISO14064、2024 年應取得

ISO14067、2025 年應取得 ISO45001、2026 年應取得 ISO50001、2027 年應取得 ISO46001，若取得認證，則自檢視年 11 月 1 日至次年 10 月 31 日，利率減碼 0.001%。未達成前述條件則恢復上列(2)之利率條件，利率累計最多減碼 0.001%。

Starting from 2023, the ISO certification provided by Borrower shall be reviewed before 10/31 every year. ISO 14064 certification shall be obtained in 2023. ISO14067 certification shall be obtained in 2024. ISO45001 certification shall be obtained in 2025. ISO50001 certification shall be obtained in 2026. ISO46001 certification shall be obtained in 2027.

If the aforementioned conditions are met, the applied interest rate will be reduced by 0.001% per annum from 11/1 of the year of review to 10/31 of the following year. If Borrower fails to meet the aforementioned conditions, reduction on the applied interest rate will be canceled. The maximum reduction on interest rate shall be 0.001% per annum.

(5)自 2023 年起，於每年 10/31 號前需檢視借戶所出具前一年度之財務簽證及水費費用，檢視用水強度(水費/營業收入)，檢視 2023 年用水強度不得高於 0.000011、2024 年用水強度不得高於 0.000010、2025 年用水強度不得高於 0.000009、2026 年用水強度不得高於 0.000008、2027 年用水強度不得高於 0.000007，若符合前述條件，則自檢視年 11 月 1 日至次年 10 月 31 日，利率減碼 0.001%。未達成前述條件則恢復上列(2)之利率條件，利率累計最多減碼 0.001%。

Starting from 2023, the financial statement and water expense of the previous year provided by Borrower shall be reviewed before 10/31 every year. The maximum water consumption intensity (formula: water expense/revenue) shall be 0.000011 in 2023, 0.000010 in 2024, 0.000009 in 2025, 0.000008 in 2026, and 0.000007 in 2027.

If the aforementioned conditions are met, the applied interest rate will be reduced by 0.001% per annum from 11/1 of the year of review to 10/31 of the following year. If Borrower fails to meet the aforementioned conditions, reduction on the applied interest rate will be canceled. The maximum reduction on interest rate shall be 0.001% per annum.

(6)於每年 10/31 號前需檢視貴公司所出具前一年度之財務簽證是否達成財務承諾，財務承諾如下:(a)流動比率：100%以上。(b)負債淨值比：500%以下。(c)利息保障倍數：每年檢視時需維持 15 倍(含)以上。若財務承諾之條件未符合，則自檢視當月 18 日起，現欠餘額攤還年限縮短至 1 年。

The certified financial statement of the previous financial year issued by Borrower shall be reviewed before 10/31 every year to examine if Borrower has achieved the following financial commitments.

The financial commitments are as follows: (a) Current Ratio: greater than or equal to 100%. (b) Debt to Equity Ratio: less than or equal to 500%. (c) Interest Coverage Ratio: shall be maintained at least 15 times at the moment of annual review. If the financial commitments are not achieved, the amortization period of the outstanding indebtedness will be shortened to 1 year starting from the 18th day of the month of review.

(7)自寬限期屆滿日起，每月平均攤還本金乙次，並以每月 15 日為攤還本金之日期。

The principal shall be amortized evenly and repaid on the 15th day of each month after the grace period has ended.

(8)若違反法令規定或執行期間國發基金遇立法院預算審查遭凍結、政策變更、資金調度需要或非可歸責於國發基金之情形時，致本要點不適用、異動或終止，使本行未能取得應有的委辦手續費，借款人應恢復原借款利息計收。

In the event that E.SUN Bank is unable to obtain the service fees it is entitled because of the "Action Plan for Accelerated Investment by Domestic Corporations" is changed, terminated, or no longer applicable for the violation of laws, the National Development Fund is frozen in budgetary review by the Legislative Yuan during execution of the action plan, the policy changes, funding requirements or any situations not attributable to the

National Development Fund, the applied interest rate will be restored to the original interest rate.

(9)國發基金得派員前往借款人處調查有關貸款情形。

The National Development Fund may send personnel to Borrower's company to investigate the related loans' details.

(10)公司如未能達成「根留台灣企業加速投資行動方案」所定條件，或投資計劃及建廠未於經濟部資格認定核定函所規定年限內完成投資及取得使用執照並按核定投資計畫完成使用，或未達經濟部資格認定核定函所規範之其他事項者，自事實發生之日起，借款利率依原訂利率計收。若經濟部資格認定核定函未規定完成投資年限，則依「根留台灣企業加速投資行動方案」規定，建廠應於2年內取得使用執照並按核定計畫完成使用，未達成者，自事實發生之日起，借款利率依原訂利率計收。

If Borrower fails to achieve the conditions set by the "Action Plan for Accelerated Investment by Domestic Corporations", fails to complete the investment plans and factory construction projects within the prescribed period and to obtain the building use permit of the factory and complete the approved investment plan according to the Letter of Approval from the Ministry of Economic Affairs (MOEA), or fails to meet other conditions specified in the Letter of Approval from the MOEA, the applied interest rate will be restored to the original interest rate from the date of occurrence. If the Letter of Approval from the MOEA does not specify a time limit for the investment plan to be completed, as provided in the "Action Plan for Accelerated Investment by Domestic Corporations", Borrower shall obtain the building use permit of the factory and complete the approved investment plan within 2 years. If Borrower fails to meet the aforementioned conditions, the applied interest rate will be restored to the original interest rate from the date of occurrence.

(11)本行為追蹤公司是否達成「根留台灣企業加速投資行動方案」所定條件，或建廠是否於前條規定期限內取得使用執照並按核定投資計畫完成使用及完成投資並達成經濟部資格認定核定函所規範之事項，公司應配合提供相關佐證資料予本行，如無法提供佐證資料，借款利率依原訂利率計收。

Borrower must provide related documents to E.SUN Bank, so that E.SUN Bank can track and examine whether the Borrower has fulfilled the conditions set by the "Action Plan for Accelerated Investment by Domestic Corporations", has obtained a building use permit of factory and completed the approved investment plan, and has fulfilled other conditions specified in the Letter of Approval from the MOEA. If Borrower fails to provide related documents, the applied interest rate will be restored to the original interest rate.

(12)如有移用貸款情事或違反「根留台灣企業加速投資專案貸款要點」，公司應追補繳納本案享有之減免利率之全部利息，並自違約事實發生日起計算至匯入日止加計利息於本行所定期限前匯入本行指定帳戶，加計利息按郵政儲金2年期定期儲金掛牌機動利率計算，並收回全部貸款。

If the loans' purposes are not matched with application or violate the "Directions for Project Loans under the Action Plan for Accelerated Investment by Domestic Corporations", Borrower will be required to pay the difference between the preferential interest given due to the project and original interest, and shall also pay additional interest of Postal Remittance and Savings Bank's floating interest rate on two-year postal time deposits accrued from the date of occurrence to the date of remittance to E.SUN Bank's designated account before the time limit prescribed by E.SUN Bank. Besides, Borrower shall repay the outstanding indebtedness of the loans.

(三) 進口 O/A 融資

3. Import O/A Financing facility：

(1)美元利率依(TAIFX3 加碼 0.55%)/ 0.946 計息，利率期間為一個月，每月定期議價。得以授扣方式提前還款。

The interest rate of USD facilities shall be (TAIFX3 plus 0.55%) / 0.946. The interest period shall be one month, and the rate shall be negotiated on a monthly basis. Borrower can repay the loan in advance by authorized automatic deduction.

(2)進口 O/A 融資動用時提供 INVOICE LIST，得免商業發票佐證，憑 INVOICE LIST 金額 100%內貸放，每筆動用期間最長 120 天。匯款日可為撥款日 T+5 日內。

INVOICE LISTs are required for the drawdowns of the Import O/A Financing facilities, and the commercial invoices are not needed for further evidence. Each drawdown amount shall not exceed 100% of the amount of the INVOICE LIST, and the longest tenor for each drawdown shall be 120 days. The remittance date shall be within 5 days from the drawdown date.

(3)自 2022 年 1 月起算，按每 3 個月為一期，檢視 貴公司每期匯入金額合計需達美金 2,000 萬元且台外幣存款平均積數需達美金 1,500 萬元。若未符合前述條件，則自檢視當月 18 日起的外幣新動用利率，改依(TAIFX3 加碼 0.80%)/ 0.946 計息。下期檢核條件若符合時，於檢核當月 18 日起，外幣新動用利率恢復原利率條件。

Starting from 2022/01, the total transfer amount of Borrower in every 3-month period has to reach US$20 million and the average deposits of both TWD and foreign currency accounts needs to reach US$15 million. If Borrower fails to meet the aforementioned conditions, starting from the 18th day of the month of review, the interest rate of new drawdowns will be changed to (TAIFX3 plus 0.80%) / 0.946. If the conditions are met again in the next period, starting from the 18th day of the month of review, the interest rate will be restored to the original interest rate.

(4)進口 O/A 承作供應商限 INTEL 集團、NVIDIA 集團、USI ELECTRONICS (SHENZHEN) CO., LTD.、Universal Global Scientific Industrial、Seagate Singapore International Headquarters Pte Ltd.、ORIENT SEMICONDUCTOR ELECTRONICS, LTD.、WISTRON CORPORATION、Excelpoint Systems (Pte) Ltd、Micron 集團、HEILIND ASIA PACIFIC (HK) LIMITED、SK hynix America Inc.、AMD Intl Sales and Service LTD、FUSION TRADE INC.、CEAC INTERNATIONAL LIMITED、Texas Instruments Taiwan Ltd、WPI INTERNATIONAL(HONG KONG) LIMITED、DELTA ELECTRONICS INT'L (SINGAPORE) PTE. LTD、Tech Data Hong Kong Limited、Habana Labs Ltd.、HELM TECHNOLOGY INC.、Grandtec Industrial Hong Kong Limited。

Drawdowns of Import O/A Financing facilities shall be by Borrower's accounts payable owing to INTEL Group, NVIDIA Group, USI ELECTRONICS (SHENZHEN) CO., LTD., Universal Global Scientific Industrial, Seagate Singapore International Headquarters Pte Ltd., ORIENT SEMICONDUCTOR ELECTRONICS, LTD., WISTRON CORPORATION, Excelpoint Systems (Pte) Ltd, Micron Group, HEILIND ASIA PACIFIC (HK) LIMITED, SK hynix America Inc., AMD Intl Sales and Service LTD, FUSION TRADE INC., CEAC INTERNATIONAL LIMITED, Texas Instruments Taiwan Ltd, WPI INTERNATIONAL(HONG KONG) LIMITED, DELTA ELECTRONICS INT'L (SINGAPORE) PTE. LTD, Tech Data Hong Kong Limited, Habana Labs Ltd., HELM TECHNOLOGY INC., Grandtec Industrial Hong Kong Limited.

以下空白 Blank below

二、其他注意事項：

2. Miscellaneous:

(一)請 貴公司提供同意上述額度之公司董事會會議紀錄。

Please provide Board Meeting Minutes that recorded the agreement of the above facilities.

(二)本「授信條件通知暨確認書」係本行與 貴公司簽訂「授信總約定書」之一部分，其餘未盡事宜，悉依動用申請相關書類辦理。

This Notification and Confirmation of Credit Conditions is a part of General Credit Agreement signed by Borrower and E.SUN Bank, all other matters unspecified shall be governed by the terms and conditions of Drawdown Application.

三、中心服務人員及專線：

3. Contacts:

RM：王震北 Cheng-Pei Wang	ARM：黃翊維 I-Wei Huang	授管組：陳期荷 Loan Control: Chi-Ho Chen	外匯組：歐婉如 Forex: Won-Lu Ou
02-27228913#171	02-27228913#173	02-27228913#206	02-27228913#217

四、本授信條件通知暨確認書以中文及英文製成，惟中文與英文內容不一致時，以中文為準。

4. This Notification and Confirmation of Credit Conditions is written in both Chinese and English and the Chinese version shall prevail in the case of discrepancy or conflict.

此致

Written to

SUPER MICRO COMPUTER, INC. TAIWAN

玉山銀行 北區環金中心 E.SUN Bank Taipei Global Commercial Banking Center

本公司(借款人)聲明：

Statement of the Borrower:

一、本公司知悉且同意貴行核定之授信項目及條件不具承諾性質，如因市場發生停止報價或其他任何因素，致貴行無法取得報價，或因本授信連帶保證人或其他有代表權之人異動，或貴行考量市場狀況、資金成本或有其他貴行評估無法提供上述授信及非授信項目及條件之事由等，貴行均得隨時拒絕提供上述授信項目及條件，並保留對於本公司提出動用申請之准駁權利。

1. We are aware and agreed that the offered terms and conditions of the above facilities are not of commitment nature. In the case of the occurrence of quotation suspension or other factors that keep E.SUN bank from securing quotation in the market, or any change in the joint and several guarantors or other persons with representation in our company, or, any market situation, funding cost or other causes that makes E.SUN Bank reassess the terms and conditions of the above facilities, E.SUN Bank may decline to provide the terms and conditions of the above facilities and reserves the right to approve or disapprove our drawdown application.

二、經貴行通知上述授信項目及條件後，倘本公司確有資金需求，得與貴行另共同議定利率、動用金額、動用期間或其他動用條件等，並將其記載於相關動用申請相關書類後，始得申請動用。

2. After E.SUN Bank notifies the terms and condition of the above facilities, if we are in need of funds, we may negotiate with E.SUN Bank separately in respect of interest rate, drawdown amount, drawdown tenor or other conditions, and record the agreed terms and conditions in Drawdown Application and related documents before the first drawdown.

三、本公司確已收執本「授信條件通知書暨確認書」，並於合理期間內審閱及充分了解本「授信條件通知暨確認書」之內容及上開事項，且願確實遵守。

3. We confirm the receipt of this Notification and Confirmation of Credit Conditions and had perused the content and the other related matters in respect of the documents within reasonable period. The terms and conditions of the above facilities are fully understood and will be observed appropriately.

四、本聲明書以中文及英文製成，惟中文與英文內容不一致時，以中文為準。

4. This Statement is written in both Chinese and English and the Chinese version shall prevail in the case of discrepancy or conflict.

此致

玉山銀行

To: E.SUN Bank

借款人 Borrower：美超微電腦股份有限公司(SUPER MICRO COMPUTER, INC. TAIWAN)

統一編號 Government Uniform Identification：12729477

負責人 Responsible person：梁見後 ______________(留存印鑑) Seal Registered

西　元　　　　年　　　　月　　　　日 (Date)

授信戶號 001576 Loan Account No. 001576	核章__________ Approved:	經辦__________ Handled:	驗印__________ Proofed:

LN1503 2022.04